HOLLYER BRADY BARRETT & HINES LLP
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                                 April 25, 2007






To the Trustees of The Churchill Tax-Free Fund of Kentucky

     We consent to the incorporation by reference into post-effective amendment No. 28 under the 1933 Act and No. 29 under the 1940 Act of our opinion dated April 28, 1998.


                        Hollyer Brady Barrett & Hines LLP


                          /s/ William L.D. Barrett

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